                               Exhibit 17(c)(2)


Time Sensitive
   Materials

                            Depositary's Notice of
              Court Meeting and Extraordinary General Meeting of
                      Waste Management International plc


--------------------------------------------------------------------------------
ADSs:                    American Depositary Shares evidenced by American
                         Depositary Receipts ("ADRs").
--------------------------------------------------------------------------------
ADS CUSIP No.:           940906100.
--------------------------------------------------------------------------------
ADS Record Date:         September 1, 1998.
--------------------------------------------------------------------------------
Meeting Specifics:       .Court Meeting - October 7, 1998 at 10:00 A.M.
                          (local time) at the offices of Slaughter and May, 4
                          Coleman Street, London EC2V 5DB, England.
                         .Extraordinary General Meeting - October 7. 1998 at
                          10:30 A.M. (local time) at the offices of Slaughter
                          and May, 4 Coleman Street, London EC2V 5DB, England.
--------------------------------------------------------------------------------
Meeting Agenda:          Please refer to the Notices of Meetings enclosed.
--------------------------------------------------------------------------------
ADS Voting Instructions  On or before 10:00 A.M. (New York City time)
Deadline:                on September 30,1998.
--------------------------------------------------------------------------------
Deposited Securities:    Ordinary Shares, par value U.K. 1Op per share, of
                         Waste Management International plc, a company organized
                         under the laws of England and Wales (the "Company").
--------------------------------------------------------------------------------
ADS Ratio:               2 Ordinary Shares to 1 ADS.
--------------------------------------------------------------------------------
Depositary:              Citibank, N.A.
--------------------------------------------------------------------------------
Custodian of             Citibank, N.A. - London.
Deposited Securities:
--------------------------------------------------------------------------------
Deposit Agreement:       Deposit Agreement, dated as of April 1, 1992, by and
                         among the Depositary, the Company and the Holders of
                         ADRs evidencing ADSs issued thereunder.
--------------------------------------------------------------------------------

To be counted, your Voting Instructions need to be received by the Depositary prior to 10:00 A.M. (New York City time) on September
30, 1998.

     The Company has announced that a Court Meeting convened by order of the English High Court of Justice and an Extraordinary General Meeting of Shareholders (the "Meetings") will be held at the date, times and location identified above. Copies of the Notices of Meetings which describe the matters to be addressed at each such Meeting are enclosed./1/

Voting through the Depositary

     Holders of ADRs wishing to give voting instructions to the Depositary must sign, complete and return the enclosed Voting Instructions in the enclosed pre-addressed envelope prior to the ADS Voting Instructions Deadline. Any Holder who requests the withdrawal of Deposited Securities upon the surrender of ADRs between the ADS Record Date and the date of the Meeting will be required to certify to the Depositary that no Voting Instructions have been or will be delivered to the Depositary in respect of the ADSs represented by the ADRs so surrendered.

     Upon timely receipt of signed and completed Voting Instructions from a Holder of ADRs, the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of or governing the Deposited Securities to cause the Custodian to vote (or to cause to be voted by means of the appointment of a proxy or otherwise) the Deposited Securities in respect of which Voting Instructions have been received in accordance with the instructions contained therein.

     Please note that in accordance with and subject to the terms of Section
4.08 of the Deposit Agreement, unless specifically instructed by at least five Holders or Holders representing not less than 10% of the total voting rights of all Holders having the rights to vote at such Meeting, the Depositary shall not join in demanding a poll and, in such case, the Depositary shall follow the instructions of the Instructing Holders (as defined in the Deposit Agreement) holding ADRs evidencing a majority of the ADSs held by all Instructing Holders.

     Please further note that Section 3.04 of the Deposit Agreement states that under the UK Companies Act 1985, as amended (the "Companies Act"), any ADR Holder who is or becomes directly interested in 3% (or such other amount as may be required by the Companies Act) or more of the outstanding Deposited Securities, or is aware that another person for whom it holds such ADRs is so interested, must within two business days (or such other period as may be required by the Companies Act) after becoming so interested or so aware, and thereafter upon any change of at least 1% of the outstanding Deposited Securities, notify the Company as required by the Companies Act. The Deposit Agreement further provides that such ADR Holder agrees to be bound by and subject to the Company's Articles of Association and to provide such information as the Company may request in a disclosure notice given pursuant to statutory provisions of English law and the Company's Articles of Association. Failure of a Holder to provide such information in a timely fashion may, in the Company's sole discretion, result in the withholding of certain rights in respect of such Holder's ADSs (including, without limitation, voting rights).

--------------------
/1/ As set forth in the Deposit Agreement, Holders of record of ADRs as of the close of business on the ADS Record Date, will be entitled, subject to applicable provisions of the laws of England and Wales and the Articles of Association of the Company and the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights pertaining to the Deposited Securities represented by such Holders' ADSs, including instructions to give a discretionary proxy to a person designated by the Company.

 Attendance in Person or by Proxy

     Holders of ADRs and beneficial owners of ADSs who wish to exercise their voting rights directly as shareholders (rather than as ADR Holders or beneficial owners) will be entitled to do so, subject to the requirements of the laws of England and Wales and the Company's Articles of Association, upon timely surrender to the Depositary of ADRs for cancellation and withdrawal of the Deposited Securities represented thereby in accordance with the terms and conditions of Section 2.05 of the Deposit Agreement. Defined terms used in this Notice have the meanings assigned to such terms in the Deposit Agreement.

     Section 2.05 of the Deposit Agreement provides that upon surrender at the principal office of the Depositary at 111 Wall Street 5th Floor, New York, New York 10043, of ADR(s) for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the fee of the Depositary for the making of withdrawals and cancellation of ADR(s) (as set forth on Exhibit B to the Deposit Agreement) and (ii) all taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of the Deposit Agreement, the Company's Articles of Association and the provisions of or governing the Deposited Securities and other applicable laws, the Holder of such ADR(s) shall be entitled to delivery, to him/her or upon his/her order, of the Deposited Securities at the time evidenced by such ADR(s). Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Holder or as ordered by him/her or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him/her and (b) any other securities, property and cash to which such Holder is then entitled in respect of such ADR(s) to such Holder or as ordered by him/her. Such delivery shall be made without unreasonable delay and, at the option of the Holder, either at the office of the Custodian or at the principal office of the Depositary, provided that the forwarding certificates evidencing Deposited Securities for such delivery shall be at the risk and expense of the Holder.

     Please be advised that Holders of ADRs who wish to attend the Meetings must become registered holders of Deposited Securities prior to 5:30 P.M. (London time) on October 5, 1998, two days before the Meetings.

     The information contained herein with respect to the Meetings has been provided by the Company. Citibank, N.A. is forwarding this information to you solely as depositary and in accordance with the terms of the Deposit Agreement and disclaims any responsibility with respect to the accuracy of such information. Citibank, N.A. does not, and should not be deemed to, express any opinion with respect to the proposals to be considered at the Meetings. The rights and obligations of Holders and beneficial owners of ADSs, the Company and the Depositary are set forth in their entirety in the Deposit Agreement and summarized in the ADRs. If you wish to receive a copy of the Deposit Agreement, please contact the Depositary at the number set forth below.

     If you have any questions about the way in which Voting Instructions may be delivered to the Depositary, please contact Citibank, N.A. - ADR Shareholder Services at (800) 422-2066.

                                         Citibank, N.A., as Depositary

The Voting Instructions must be signed, completed and received at the indicated address prior to 10:00 A.M. (New York City time) on September 30, 1998 for action to be taken.

1998 VOTING INSTRUCTIONS                              AMERICAN DEPOSITARY SHARES
--------------------------------------------------------------------------------
              WASTE MANAGEMENT INTERNATIONAL plc (the "Company")
          ADS CUSIP No.:                  940906100.
          ADS Record Date:                September 1, 1998.
          Meeting Specifics:              Court Meeting - October 7, 1998, 10:00
                                          A.M. (local time) at the offices of
                                          Slaughter and May, 4 Coleman Street,
                                          London EC2V 5DB, England.
          Meeting Agenda:                 Please refer to the Notice of Court
                                          Meeting enclosed.
          Depositary:                     Citibank, N.A.
          Deposit Agreement:              Deposit Agreement, dated as of April
                                          1, 1992.
          Deposited Securities:           Ordinary Shares, par value U.K. 10p
                                          per share, of the Company.
          Custodian:                      Citibank, N.A. - London.

The undersigned Holder, as of the ADS Record Date, of the American Depositary Receipt(s) issued under the Deposit Agreement and evidencing the American Depositary Shares identified on the reverse side hereof (such American Depositary Shares hereafter the "ADSs"), acknowledges receipt of a copy of the Depositary's Notice of Court Meeting and Extraordinary General Meeting and hereby irrevocably authorizes and directs the Depositary to cause to be voted at the Court Meeting (and any adjournments or postponements thereof) the Deposited Securities represented by the ADSs in the manner indicated on the reverse side hereof.
--------------------------------------------------------------------------------
Please note that in accordance with and subject to the terms of Section 4.08 of the Deposit Agreement, unless specifically instructed by at least five Holders or Holders representing not less than 10% of the total voting rights of all Holders having the rights to vote at such Meeting, the Depositary shall not join in demanding a poll and, in such case, the Depositary shall follow the instructions of the Instructing Holders (as defined in the Deposit Agreement) holding ADRs evidencing a majority of the ADSs held by all Instructing Holders.
--------------------------------------------------------------------------------
Please indicate on the reverse side hereof how the Depositary Securities are to be voted.

The Voting Instructions must be marked, signed and returned on time in order to be counted.

By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the Voting Instructions contained herein.

                                 (DETACH HERE)

Waste Management International plc                    Court Meeting
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   FOR the Scheme of Arrangement         Against the Scheme of Arrangement
   ---                                   -------

            [_]                                         [_]

--------------------------------------------------------------------------------
================================================================================

 If these Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give voting instructions "FOR" the unmarked issue.
--------------------------------------------------------------------------------
 Please sign your name to the Voting Instructions exactly as printed below. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. Voting Instructions executed by a corporation should be in full corporate name by a duly authorized officer with full title as such.
--------------------------------------------------------------------------------


                 Please sign here exactly as your name(s) appear(s) to the left.

                 --------------------------------------------------------------

                 --------------------------------------------------------------

                 Dated---------------------------------------------------------
                 When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title.


                                 (DETACH HERE)

 The Voting Instructions must be signed, completed and received at the indicated
  address prior to 10:00 A.M. (New York City time) on September 30, 1998 for action to be taken.


1998 VOTING INSTRUCTIONS                              AMERICAN DEPOSITARY SHARES
================================================================================
              WASTE MANAGEMENT INTERNATIONAL plc (the "Company")


  ADS CUSIP No.:          940906100.
  ADS Record Date:        September 1, 1998.
  Meeting Specifics:      Extraordinary General Meeting - October 7, 1998 at
                          10:30 A.M. (local time) at the offices of Slaughter
                          and May, 4 Coleman Street, London EC2V 5DB, England.
  Meeting Agenda:         Please refer to the Company's Notice of Extraordinary
                          General Meeting enclosed.
  Depositary:             Citibank, N.A.
  Deposit Agreement:      Deposit Agreement, dated as of April 1, 1992.
  Deposited Securities:   Ordinary Shares, par value U.K. 10p per
                          share of the Company.
  Custodian:              Citibank, N.A. - London.


The undersigned Holder, as of the ADS Record Date, of the American Depositary Receipt(s) issued under the Deposit Agreement and evidencing the American Depositary Shares identified on the reverse side hereof (such American Depositary Shares hereafter the "ADSs"), acknowledges receipt of a copy of the Depositary's Notice of Court Meeting and Extraordinary General Meeting and hereby irrevocably authorizes and directs the Depositary to cause to be voted at the Extraordinary General Meeting (and any adjournments or postponements thereof) the Deposited Securities represented by the ADSs in the manner indicated on the reverse side hereof.
--------------------------------------------------------------------------------
Please note that in accordance with and subject to the terms of Section 4.08 of the Deposit Agreement, unless specifically instructed by at least five Holders or Holders representing not less than 10% of the total voting rights of all Holders having the rights to vote at such Meeting, the Depositary shall not join in demanding a poll and, in such case, the Depositary shall follow the instructions of the Instructing Holders (as defined in the Deposit Agreement) holding ADRs evidencing a majority of the ADSs held by all Instructing Holders.
--------------------------------------------------------------------------------
Please indicate on the reverse side hereof how the Deposited Securities are to be voted.

The Voting Instructions must be marked, signed and returned on time in order to be counted.

By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the Voting Instructions contained herein.

                                 [DETACH HERE]

Waste Management International plc                Extraordinary General Meeting
--------------------------------------------------------------------------------

                             ISSUE                             FOR   AGAINST
                             -----                             ---   -------

1. Approval of Special Resolution to approve the proposed       [_]     [_]
   Scheme of Arrangement and related matters.

================================================================================
 If these Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give voting instructions "FOR" the unmarked issue.
--------------------------------------------------------------------------------
 Please sign your name to the Voting Instructions exactly as printed below. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. Voting Instructions executed by a corporation should be in full corporate name by a duly authorized officer with full title as such.
--------------------------------------------------------------------------------


                 Please sign here exactly as your name(s) appear(s) to the left.

                 --------------------------------------------------------------

                 --------------------------------------------------------------

                 Dated---------------------------------------------------------
                 When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title.


                                 (DETACH HERE)